Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-54783, 33-54789, 33-61471, and 33-61473 of Gottschalks, Inc. on Form S-8 of our report dated April 20, 2004, (which expresses an unqualified opinion and contains explanatory paragraphs relating to the adoption of new accounting standards), appearing in this Annual Report on Form 10-K of Gottschalks Inc. for the year ended January 31, 2004.

/s/ Deloitte & Touche LLP

Fresno, California
April 23, 2004